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                                                                   EXHIBIT 10.23

                               AMENDMENT TO THE
                         CLARK RETIREMENT SAVINGS PLAN


     This Plan Amendment, executed on the 30th day of December, 1999, by Clark Refining & Marketing, Inc., a Delaware corporation ("Company").

                                  WITNESSETH
                                  ----------

     WHEREAS, Clark Refining & Marketing, Inc., a Delaware corporation established a 401(k)/profit sharing plan, the Clark Retirement Savings Plan (the "Plan') effective January 1, 1989; and

     WHEREAS, the Company adopted an amended and restated Plan document effective April 1, 1994 (the "Amended and Restated Plan"); and

     WHEREAS, the Company amended the Amended and Restated Plan effective October 31, 1997, December 21, 1998 and July 6, 1999 by Board of Directors Resolutions; and

     WHEREAS, the Company desires to further amend the Amended and Restated Plan by the adoption of this Amendment to the Plan.

     NOW, THEREFORE, the Company amends the Amended and Restated Plan as follows:

     1.   Effective for all Plan Years beginning on or after January 1,1999,
          Section 5.1 shall be deleted in its entirety and substituted in lieu thereof is the following:

          5.1.  Matching Contributions.  Subject to the conditions and
                ----------------------
                limitations of Section 8, for each Plan Year an Employer shall contribute to the Plan on behalf of each Participant employed by such Employer an amount equal to 200 percent of the Before-Tax Contributions made on behalf of the Participant that do not exceed 3 percent of such Participant's Eligible Compensation for such Plan Year. Any contribution made pursuant to this subsection 5.1 shall be referred to hereinafter as a "Matching Contribution". At all times, Matching Contributions made with respect to Participants who are not Union Participants shall be made in a manner to qualify under the safe harbor rules of
                Section 401(k)(10) of the Code.

     2.   Effective for all Plan Years beginning on or after January 1, 1999,
          Section 5.2 is deleted in its entirety.
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     3.   Effective with all Plan Years beginning on or after January 1, 1999,
          Section 9.1 is deleted in its entirety and substituted in lieu thereof is the following:

          9.1    Determination of Vested Interest.  The interest of a Union
                 --------------------------------
                 Participant in his Matching Account shall become fully vested and nonforfeitable in accordance with the following schedule:

                  Years of Service              Vested Percentage
                  ----------------              -----------------
                  Fewer than 1                         0
                  1 but fewer than 2                   20
                  2 but fewer than 3                   40
                  3 but fewer than 4                   60
                  4 but fewer than 5                   80
                  5 or more                           100

                 A Union Participant shall at all times have a nonforfeitable interest in his Before-Tax Account, After-Tax Account and Rollover Account.

                 A Participant who is not a Union Participant shall at all times have a nonforfeitable interest in his Before-Tax Account, After-Tax Account, Rollover Account and Matching Account.

     4. Sections 10.1(a) and (b) are deleted in their entirety and substituted in lieu thereof are the following:

          10.1.  Loans to Participants.  For Plan Years beginning on or after
                 ---------------------
                 January 1, 1997 and prior to January 1, 2000, the Committee, upon request by a Participant who is an employee of an Employer or a Related Company, or who is otherwise required to be given the opportunity to borrow under applicable regulations, in such form as the Committee may require, may, to the extent required under applicable law or regulations, authorize a loan to be made to the Participant from all his Accounts, subject to the following:

                 (a) No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

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                      (i)  $50,000 reduced by the excess, if any, of:

                           (A) the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

                           (B) the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

                      (ii) the lesser of one-half of the total vested balance of the Participant's Accounts under the Plan as of the date the loan is made.

                 (b) Each loan to a Participant shall be charged pro rata against the Participant's Accounts and shall be charged against each Investment Fund in which his Accounts are invested in the same ratio as the value of his interest in such fund with respect to each such Account bears to the total of all his interest in that Account.

                 For Plan Years beginning before January 1, 1997 and on or after January 1, 2000, the Committee, upon request by a Participant who is an employee of an Employer or a Related Company, or who is otherwise required to be given the opportunity to borrow under applicable regulations, in such form as the Committee may require, may, to the extent required under applicable law or regulations, authorize a loan to be made to the Participant from his Before-Tax Account, subject to the following:

                 (aa) No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

                      (i)  $50,000 reduced by the excess, if any, of:
                           (A) the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the

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                                day immediately before the date on which the
                                loan is made; over

                           (B) the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

                      (ii) the lesser of one-half of the total vested balance of the Participant's Accounts under the Plan as of the date the loan is made or the balance in the Participant's Before-Tax Account.

                 (bb) Each loan to a Participant shall be charged against the
                      Participant's Before-Tax Account and shall be charged against each Investment Fund in which his Before-Tax Account is invested in the same ratio as the value of his interest in such Fund with respect to the Before-Tax Account bears to the total of all his interest in that Account.

     5.   Section 11.15 is added as follows:

          11.15  Account Transfer - Acquired Employees: Effective for the Plan
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                 Year beginning on or after January 1, 2000; Accounts of
                 Participants who are "Acquired Employees", as that term is defined in the Asset Purchase Agreement by and between Clark Refining & Marketing, Inc. and Equilon Enterprises LLC dated as of December 1, 1999 ("Transaction"), shall be transferred to a qualified plan maintained by the purchaser in such transaction. As such Transaction is expected to close during the Plan Year beginning January 1, 2000; the transfer of Accounts shall occur as soon as administratively practicable following the closing of the Transaction.

     6.   A new A-14 is added to Supplement A as follows:

          Union Participant  A-14.  A Union Participant shall mean a Participant
          -----------------
                             who is a member of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining.

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     IN WITNESS WHEREOF, the Company has caused this Plan amendment to be executed on the day and year first above written.

                            CLARK REFINING & MARKETING, INC.



                            By:______________________________________________
                                 Maura J. Clark
                                 Executive Vice President and Chief Financial
                                 Officer

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